Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John E. Salamon; Chief Financial Officer of Salamon Group, Inc. (the “Registrant”), do hereby certify pursuant to Rule 1 Sd- 14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)
the Registrant’s Annual Report on Form 10-KSB of the Registrant for the year ended December 31, 2003 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 14, 2005	By:	/s/ John E. Salamon

John E. Salamon
Chief Financial Officer